UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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REYNOLDS AMERICAN INC.

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Proposed acquisition of RAI by BAT plc Reynolds American Inc. Investor Presentation January 2017

Forward-Looking Information Statements included in this communication that are not historical in nature, including financial estimates and statements as to regulatory approvals and the expected timing, completion and effects of the proposed transaction, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this communication and in documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the proposed transaction, including future financial and operating results, financial forecasts or projections, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, and other statements that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “predict,” “possible,” “potential,” “could,” “should” and similar expressions. These statements regarding future events or the future performance or results of Reynolds American Inc. (“RAI”) and its subsidiaries or the combined company inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the proposed transaction to be consummated, or if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI or the combined company, respectively, are the following: the failure to obtain necessary shareholder approvals for the proposed transaction; the failure to obtain necessary regulatory or other approvals for the proposed transaction, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the proposed transaction, result in a material delay in, or the abandonment of, the proposed transaction or otherwise have an adverse effect on RAI or the combined company; the failure to satisfy required closing conditions or complete the proposed transaction in a timely manner or at all; the effect of restrictions placed on RAI’s and its subsidiaries’ business activities and the

Forward-Looking Information limitations put on RAI’s ability to pursue alternatives to the proposed transaction pursuant to the merger agreement; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the failure to realize projected synergies and other benefits from the proposed transaction; failure to promptly and effectively integrate RAI into British American Tobacco p.l.c. (“BAT”); the uncertainty of the value of the proposed transaction consideration that RAI shareholders will receive in the proposed transaction due to a fixed exchange ratio and a potential fluctuation in the market price of BAT common stock; the difference in rights provided to RAI shareholders under North Carolina law, the RAI articles of incorporation and the RAI bylaws, as compared to the rights RAI shareholders will obtain as BAT shareholders under the laws of England and Wales and BAT’s governing documents; the possibility of RAI’s and BAT’s directors and officers having interests in the proposed transaction that are different from, or in addition to, the interests of RAI shareholders generally; the effect of the announcement of the proposed transaction on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the incurrence of significant pre- and post-transaction related costs in connection with the proposed transaction; evolving legal, regulatory and tax regimes; and the occurrence of any event giving rise to the right of a party to terminate the merger agreement. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as provided by federal securities laws, RAI is not under any obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Other Information ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication may be deemed to be solicitation material in respect of the proposed transaction involving RAI and BAT. In connection with the proposed transaction, BAT will file with the SEC a registration statement on Form F-4 that will include the proxy statement of RAI that also constitutes a prospectus of BAT. RAI plans to mail the definitive proxy statement/prospectus to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BAT, RAI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI and BAT through the SEC’s web site at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by RAI, when available, by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by BAT, when available, by contacting BAT Investor Relations at batir@bat.com or by calling +44 (0) 20 7845 1000 or at BAT’S website at www.bat.com.

Other Information PARTICIPANTS IN SOLICITATION RAI, BAT and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from RAI shareholders in respect of the proposed transaction that will be described in the proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies from RAI shareholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov. Information regarding RAI’s directors and executive officers is contained in RAI’s Annual Report on Form 10-K for the year ended December 31, 2015 and its Proxy Statement on Schedule 14A, dated March 23, 2016, as supplemented, which are filed with the SEC. Information regarding BAT’s directors and executive officers is contained in BAT’s Annual Reports, which may be obtained free of charge from BAT’s website at www.bat.com. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction pursuant to the acquisition, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. WEB AND SOCIAL MEDIA DISCLOSURE RAI’s website, www.reynoldsamerican.com, is the primary source of publicly disclosed news, including our quarterly earnings, about RAI and its operating companies. RAI also uses Twitter to publicly disseminate company news via @RAI_News. It is possible that the information we post could be deemed to be material information. We encourage investors and others to register at www.reynoldsamerican.com to receive alerts when news about the company has been posted, and to follow RAI on Twitter at @RAI_News. All brand references are for RAI’s operating companies’ brands

Adjusted vs. GAAP RAI management uses ‘adjusted’ (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics. ‘Adjusted’ (non-GAAP) results are not, and should not be viewed as, substitutes for ‘reported’ (GAAP) results. A reconciliation of GAAP to Adjusted results is at the end of this presentation.

Transaction highlights Susan Cameron Executive Chairman

Transaction overview Cash and stock transaction valuing RAI at $59.64 per share 26.4 percent premium to RAI stock price on Oct. 20, 2016 Approved by Transaction Committee of RAI board of directors and by RAI board Total RAI enterprise value of more than $95 billion Unique opportunity for future growth in combined company

Proposed RAI Acquisition

Proven record capturing cost savings RAI Adj. Operating Margin 48.5% Reconciliation of GAAP to Adjusted results in Appendix 1 and 2 Results reflected in strong adjusted operating margin improvement Intense focus on efficiency Continuous productivity improvements

Excellent total shareholder return Through Dec. 31, 2016 Source: Bloomberg Outpacing S&P 500 over the long term S&P 500 RAI 26% 151% 238% 488% 1,107%

Transaction review Andrew Gilchrist CFO

Transaction details Key offer terms RAI shareholders will receive US$29.44 in cash and BAT American Depositary Shares, representing 0.5260 of a BAT ordinary share, per RAI share Values each RAI share at approximately $59.64 Represents a premium of 26.4% to the RAI closing price on October 20, 2016 Represents an EV/EBITDA multiple of 16.9x based on RAI’s LTM reported EBITDA Values 57.8% of Reynolds not already owned by BAT at about $49B SEC registration and Level III ADSs provide fully tradable instrument Financing Committed to maintaining a strong investment grade credit rating for the combined company BAT intends to take actions to treat legacy RAI and BAT debt pari-passu A $25B acquisition facility entered into by BAT provides additional financing certainty Timing and closing Transaction is approved by the RAI Transaction Committee and boards of both companies Subject to approval of RAI and BAT shareholders and certain customary closing conditions, including regulatory approvals Transaction expected to close in Q3 2017 Termination fee is payable by either party to the other if that party’s Board changes its recommendation to its shareholders to vote in favor of the deal and the deal is terminated

Premium to reference RAI share prices Offer represents a premium of 26.4% to the RAI closing price on October 20, 2016 Compares favorably to control premiums paid in benchmark transactions where acquirer already owned between 30 - 49% of target Offer represents a 9.5% premium to all-time high RAI share price on Jul. 5, 2016 Offer represents a 7.0% premium to original BAT proposal terms received on Oct. 20, 2016 RAI valuation multiple comparisons Represents an EV/EBITDA multiple of 16.9x based on RAI’s LTM reported EBITDA Highest-end of multiples paid in major tobacco industry transaction since 2001 Compares to a LTM EV/EBITDA multiple of 13.1x in Lorillard acquisition Represents a LTM P/E multiple of 27.5x RAI shareholder returns Total RAI shareholder return of more than 120% since announcement of Lorillard transaction on Jul. 14, 2014 Total RAI shareholder return of more than 70% since Lorillard transaction closing on Jun. 12, 2015 Transaction delivers significant value to RAI shareholders

Timeline SEC process expected to take 4 to 5 months BAT plc will become a registrant and a reporting company under the US securities laws as part of the transaction. NYSE-listed Level III ADSs representing BAT ordinary shares will be issued to RAI shareholders as part of the deal consideration. RAI shareholder vote The transaction is required to be approved by holders of a majority of the unaffiliated RAI shares entitled to vote and who are present (in person or by proxy) and voting at the RAI shareholders meeting, as well as a majority of the outstanding RAI shares A proxy statement/prospectus , together with notice of the relevant RAI shareholder meeting, will be distributed to RAI shareholders in late Q2 or Q3. The timing of the RAI shareholders meeting will be aligned with the timing of the BAT shareholder vote. BAT shareholder vote The merger requires the approval of holders of a majority of BAT shares that are present (in person or by proxy) and entitled to vote at the BAT shareholders meeting. A shareholder circular, together with notice of the relevant BAT shareholder meeting, will be distributed to BAT shareholders in late Q2 or Q3. Closing Conditions The merger is subject to US anti-trust clearance along with certain other regulatory approvals and other customary closing conditions. Expected closing in Q3 2017 Completion is expected to take place shortly after the BAT and RAI affirmative shareholder votes and is expected to occur in Q3 2017.

Compelling Strategic and Financial Rationale Strategic Rationale Compelling growth potential in a stronger, truly global tobacco company Continued significant exposure to the attractive, growing and profitable US market Additional exposure to leading positions in high growth emerging markets Distinctive portfolio of strong, growing global brands Opportunity to share global best practices, global collaboration potential Truly global Next Generation Products (NGP) business with a world-class pipeline Financial Rationale RAI shareholders to own approximately 19% of combined company, represent >40% of combined profits EPS, DPS and cash flow accretive in the first full year Strong financial profile with commitment to maintaining a solid investment grade credit rating Continued commitment to BAT’s progressive dividend policy and a minimum payout ratio of 65% Ability to participate in realization of at least $400m cost synergies

Business & brand highlights Debra Crew President and CEO

Opportunities in U.S. tobacco market Stable macroeconomic environment Manageable cigarette volume declines Attractive and profitable cigarette market Growth in moist-snuff volumes Interest in non-cigarette alternatives remains strong

RAI companies are well-positioned Cigarettes Snus Natural American Spirit cigarettes Moist Smokeless Tobacco Vapor NRTs

Range of distinctive brands driving growth Cigarettes Moist Snus Vapor HnB NRT

Strongest portfolio dynamics in U.S. industry No. 1 menthol cigarette brand; no. 2 cigarette brand No. 3 cigarette brand; leading total-tobacco brand No. 1 value cigarette brand No. 1 fastest growing premium cigarette brand No. 1 moist-snuff brand in Wintergreen and Pouches No. 1 vapor brand; superior technology

Competitive strengths Strong brand portfolio reflects risk continuum Leaders in innovation and new product commercialization Effective and efficient business strategies and operations Superior consumer and trade engagement capabilities High-performing culture drives performance

EPS has more than doubled since 2004 Reconciliation of GAAP to Adjusted results in Appendix 1 and 2 $0.83 $0.69 $2.27 to $2.33 (10/19/16) $2.57

Summary Combination Creates the World’s Largest Global Tobacco Company Transaction provides significant premium Appropriately values RAI growth opportunities Expected to close in Q3 2017 Unique opportunity for future growth in combined company

Appendix 1

Reynolds American Inc.

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

RAI management uses "adjusted" (non-GAAP) measurements to set performance goals and to measure the performance of the overall company, and believes that investors' understanding of the underlying performance of the company's continuing operations is enhanced through the disclosure of these measurements. "Adjusted" (non-GAAP) results are not, and should not be viewed as, substitutes for "reported" (GAAP) results.

	2004[1,2]	2005[2]	2006[2]	2007	2008	2009	2010	2011	2012	2013	2014	2015	YTD 2016
Reported (GAAP) Operating Income:	$882	$1,459	$1,930	$2,418	$567	$1,763	$2,432	$2,399	$2,214	$3,132	$2,531	$6,953	$9,083
Reported (GAAP) results include the following:													
B&W/Lane GAAP results	328												
Proforma adjustments	(128)												
Premerger B&W integration costs	35												
Goodwill and trademark impairment charges	199	200	90	65	318	567	32	48	129	32			
Restructuring charge	5	2	1		90	56			149				
Merger integration costs	130	107	45										
RAI settlements	50												
Phase II growers'trust offset	(69)	(27)											
RAI returned goods reserve adjustment	38												
Federal tobacco buyout assessment		81	(9)										
Loss on sale of assets		24											
Implementation costs							60	23		24	16	223	31
Scott lawsuit								139					
Engle progeny cases								64	37	18	100	127	86
Other tobacco-related litigation charges									5	34	2	25	
Asset impairment and exit charges							38					99	
Gain on divestitures												(3,181)	(4,861)
Benefits from NPM Settlement and 2003 claim										(219)	(34)	(108)	
Transaction-related costs											38	54	
MTM pension/postretirement adjustment	-	-	-	(43)	1,527	49	110	145	329	-	-	246	-
Total adjustments	588	387	127	22	1,935	672	240	419	649	(111)	574	(2,515)	(4,744)
Adjusted (Non-GAAP) Operating Income	$1,470	$1,846	$2,057	$2,440	$2,502	$2,435	$2,672	$2,818	$2,863	$3,021	$3,105	$4,438	$4,339
Net income per diluted share:													
Reported (GAAP)	$0.69	$0.89	$1.03	$1.18	$0.38	$0.82	$0.96	$1.20	$1.12	$1.57	$1.37	$2.57	$3.65
Adjusted (Non-GAAP)	$0.83	$0.98	$1.02	$1.19	$1.20	$1.32	$1.32	$1.41	$1.49	$1.59	$1.71	$1.98	$1.69
Net Sales	$8,323	$8,256	$8,510	$9,023	$8,845	$8,419	$8,551	$8,541	$8,304	$8,236	$8,471	$10,675	$9,317
Operating margins:													
Reported (GAAP)	10.6%	17.7%	22.7%	26.8%	6.4%	20.9%	28.4%	28.1%	26.7%	38.0%	29.9%	65.1%	97.5%
Adjusted (Non-GAAP)	17.7%	22.4%	24.2%	27.0%	28.3%	28.9%	31.2%	33.0%	34.5%	36.6%	36.7%	41.6%	46.6%

(1) Includes proforma GAAP adjustments as if the merger of B&W/Lane had been completed on January 1, 2004.
(2) Not adjusted to reflect change in accounting for pension and postretirement.

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Appendix 2

REYNOLDS AMERICAN INC.

Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Operating Income by Segment
(Dollars in Millions)
(Unaudited)

The RJR Tobacco segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business.

The Santa Fe segment consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States.

Management uses "adjusted" (Non-GAAP) measurements to set performance goals and as a means to measure the performance of the company, and believes that investors' understanding of the underlying performance of the company's continuing operations is enhanced through the disclosure of these measurements. "Adjusted" (Non-GAAP) results are not, and should not be viewed as, substitutes for "reported" (GAAP) results.

	Three Months Ended September 30,					
	2016			2015		
	RJR Tobacco	Santa Fe	American Snuff	RJR Tobacco	Santa Fe	American Snuff
Reported (GAAP) operating income	$ 1,309	$ 154	$ 134	$ 1,129	$ 120	$ 121
Reported (GAAP) results include the following:						
Implementation costs [2]	3	-	-	86	-	-
Engle Progeny cases	25	-	-	14	-	-
Total adjustments [4]	28	-	-	100	-	-
Adjusted (Non-GAAP) operating income	$ 1,337	$ 154	$ 134	$ 1,229	$ 120	$ 121

	Nine Months Ended September 30,					
	2016			2015		
	RJR Tobacco	Santa Fe	American Snuff	RJR Tobacco	Santa Fe	American Snuff
Reported (GAAP) operating income	$ 3,632	$ 410	$ 405	$ 2,444	$ 337	$ 369
Reported (GAAP) results include the following:						
Implementation costs [1][2]	6	-	-	188	-	-
2003 NPM Adjustment Claim	-	-	-	(70)	-	-
Engle Progeny cases	86	-	-	125	-	-
Tobacco Related and Other Litigation	-	-	-	19	-	-
Total adjustments [3][4]	92	-	-	262	-	-
Adjusted (Non-GAAP) operating income	$ 3,724	$ 410	$ 405	$ 2,706	$ 337	$ 369

[1] For the nine months ended September 30, 2016, RAI and its operating companies recorded aggregate implementation cost adjustments of $31 million, including $25 million in the corporate and all other segment.

[2] For the three and nine months ended September 30, 2015, RAI and its operating companies recorded aggregate implementation cost adjustments of $93 million and $197 million, respectively, including $7 million and $9 million, respectively, in the corporate and all other segment.

[3] For the nine months ended September 30, 2015, RAI and its operating companies recorded aggregate transaction related cost adjustments of $54 million in the corporate segment.

[4] For the three and nine months ended September 30, 2015, RAI and its operating companies recorded aggregate adjustments of $99 million in asset impairment and exit charges in the all other segment.

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